Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President
818-713-1000

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, September 3, 2003  .  .  .  ..  .  .  .  .  .  .  .  ..  .  .  .
Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $.25 per share on its outstanding shares.  The dividend is payable November 14, 2003 to stockholders of record at the close of business on October 31, 2003.

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